UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/10/2006

APPLE COMPUTER, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Infinite Loop, Cupertino, CA 95014

(Address of principal executive offices, including zip code)

(408) 996-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

Apple Computer, Inc. CEO Steve Jobs announced at Macworld Expo certain results of the Company’s fiscal quarter ended December 31, 2005.  The Company’s retail stores generated $1 billion in quarterly revenue for the first time ever, contributing to total Company revenue for the quarter of approximately $5.7 billion.  The Company sold 1.25 million Macintosh® computers and 14 million iPods during the quarter.

The Company will conduct its conference call discussing first fiscal quarter results on January 18, 2006 at 2:00 p.m. PST.

The information contained in this Current Report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE COMPUTER, INC.

Date: January 10, 2006	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President and Chief Financial Officer